Exhibit 99.1

Radian Declares Regular Quarterly Dividend on Common Stock and Approves New Share Repurchase Authorization

PHILADELPHIA--(BUSINESS WIRE)--August 16, 2018--Radian Group Inc. announced today that the company’s Board of Directors approved a regular quarterly dividend on its common stock in the amount of $0.0025 per share, payable on September 7, 2018, to stockholders of record as of August 27, 2018.

In addition, the Board of Directors has approved a new share repurchase program that enables the company to repurchase its common stock. The shares may be purchased in the open market or in privately negotiated transactions. The company’s previous $50 million share repurchase program was fully utilized and expired on June 30, 2018.

The new authorization provides Radian the flexibility to repurchase shares opportunistically from time to time and spend up to $100 million, based on market and business conditions, stock price and other factors. The authorization is effective immediately and expires on July 31, 2019. Radian plans to utilize a Rule 10b5-1 plan, which would permit the company to purchase shares, at pre-determined price targets, when it may otherwise be precluded from doing so.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance, risk management products and real estate services to financial institutions. Radian offers products and services through two business segments:

  Mortgage Insurance, through its principal mortgage insurance subsidiary Radian Guaranty Inc. This private mortgage insurance helps protect lenders from default-related losses, facilitates the sale of low-downpayment mortgages in the secondary market and enables homebuyers to purchase homes more quickly with downpayments less than 20%.
  Mortgage and Real Estate Services, through its principal services subsidiary Clayton, as well as Entitle Direct, Green River Capital, Red Bell Real Estate and ValuAmerica. These solutions include information and services that financial institutions, investors and government entities use to evaluate, acquire, securitize, service and monitor loans and asset-backed securities.

Additional information may be found at www.radian.biz.

FORWARD-LOOKING STATEMENTS

All statements in this report that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation, changes in general economic and market conditions and factors that may affect the Company’s ability and willingness to repurchase shares under the proposed repurchase program and the possibility that the program may be suspended or terminated.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our 2017 Form 10-K, and to subsequent reports filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this report. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz